UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

COLLEGIUM PHARMACEUTICAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-37372	03-0416362
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Technology Center Drive Suite 300 Stoughton, MA	02072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 6, 2020, Collegium Pharmaceutical, Inc., a Virginia corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Assertio Therapeutics, Inc., a Delaware corporation (f/k/a Depomed, Inc.) (“Assertio”), pursuant to which the Company will acquire from Assertio certain of assets related to NUCYNTA® franchise of pharmaceutical products (the “Products”) for an aggregate purchase price of $375,000,000 (the “Purchase Price”), subject to certain closing and post-closing adjustments as described in the Purchase Agreement (the “Transaction”). In connection with the Transaction, the Company will also assume certain contracts, liabilities and obligations related to the Products.

The Company previously entered into a Commercialization Agreement (as amended, the “Commercialization Agreement”) with Assertio, pursuant to which the Company acquired the right to commercialize the Products in the United States in exchange for Assertio’s right to receive, among other things, certain variable royalty payments associated with the commercialization of the Products. Upon the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the Commercialization Agreement will be terminated with the exception of certain provisions thereof which will survive pursuant to the terms of the Purchase Agreement, and the Company’s payment obligations to Assertio thereunder will cease. Following the Closing, the Company will pay royalties directly to Grünenthal GmbH at a rate of 14% of net sales of the Products; such royalty payment obligation will replace the Company’s previous obligation to pay a royalty rate of 14% of net sales of the Products to Grünenthal, subject to a guaranteed royalty of $34 million when net sales are between $180 million and $243 million.

The Purchase Agreement contains customary representations, warranties and covenants, and indemnification provisions subject to specified limitations. The Closing is expected to occur by February 14, 2020.

The Purchase Agreement provides for certain termination rights for each of the parties. In the event that the Purchase Agreement is terminated because the Company fails to consummate the Transaction due to a failure to obtain financing for the Purchase Price, the Company will generally be required to pay Assertio a termination fee in an amount equal to $7,500,000. Additionally, in the event that the Purchase Agreement is terminated because the Closing has not occurred on or before an “outside date” of March 13, 2020 due to the failure of certain conditions to have been satisfied or waived, the Company shall be entitled to receive a termination fee in an amount equal to $7,500,000.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated by reference herein.

Term Loan Financing

On February 6, 2020, in connection with the execution of the Purchase Agreement, the Company entered into a Loan Agreement by and among the Company; its subsidiary, Collegium Securities Corporation; BioPharma Credit PLC, as collateral agent and lender; and BioPharma Credit Investments V (Master) LP, as lender (the “Loan Agreement”). The Loan Agreement provides for a $200 million secured term loan (the “Term Loan”), the proceeds of which will be used to finance a portion of the Purchase Price payable pursuant to the Purchase Agreement. Funding of the Term Loan is conditioned upon the consummation of the Closing.

The Term Loan will mature on the 48 month anniversary of the Closing and is guaranteed by the Company’s material domestic subsidiaries. The Term Loan is also secured by substantially all of the assets of the Company and its material domestic subsidiaries. The Term Loan will bear interest at a rate based upon LIBOR (subject to a LIBOR floor of 2.0%), plus a margin of 7.5% per annum. The Company is required to repay the Term Loan by making equal quarterly payments of principal commencing on the 3-month anniversary of the Closing.

The Loan Agreement contains certain covenants and obligations of the parties, including, without limitation, covenants that require the Company and its subsidiaries to maintain $200 million in annual net sales and covenants that limit the Company’s ability to incur additional indebtedness or liens, make acquisitions or other investments or dispose of assets outside the ordinary course of business. Failure to comply with these covenants would constitute an event of default under the Loan Agreement, notwithstanding the Company’s ability to meet its debt service obligations. The Loan Agreement also includes various customary remedies for the lenders following an event of default, including the acceleration of repayment of outstanding amounts under the Loan Agreement and execution upon the collateral securing obligations under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the full text of the Loan Agreement, a copy of which is attached hereto as Exhibit 10.2, and which is incorporated by reference herein.

The representations, warranties, covenants and other agreements set forth in the Purchase Agreement and in the Loan Agreement have been made only for the purposes of the Purchase Agreement or Loan Agreement, as applicable, and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to each such agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in each such agreement and information regarding the subject matter thereof may change after the date thereof. Accordingly, the Purchase Agreement and the Loan Agreement are included with this filing only to provide investors with information regarding their respective terms and not to provide investors with any other factual information regarding the Products, the Company or its business as of the date thereof or as of any other date.

Item 2.03. Creation of a Direct Financial Obligations or an Obligation under an Off-Balance sheet Arrangement

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Term Loan Financing” is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect the Company’s expectations about its future events, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to the Company as of the date of hereof and are subject to a number of risks, uncertainties, and other factors that could cause actual events to differ materially from those expressed in the forward-looking statements set forth in this report including, without limitation: the parties’ ability to satisfy the Purchase Agreement closing conditions and closing conditions under the Loan Agreement. In addition, the forward-looking statements should be considered together with the risks and uncertainties that may affect the Company’s business and future results included in the Company’s filings with the Securities and Exchange Commission at www.sec.gov. The Company assumes no obligation to update any such forward looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits. The following exhibits are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Purchase Agreement, dated as of February 6, 2020, by and between Collegium Pharmaceutical, Inc. and Assertio Therapeutics, Inc.
10.2	Loan Agreement, dated as of February 6, 2020, by and among the Company, its subsidiaries, BioPharma Credit PLC, as collateral agent and lender, and BioPharma Credit Investments V (Master) LP, as lender.
104	Cover Page Interactive Data File – the cover page XBLR tags are embedded within Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGIUM PHARMACEUTICAL, INC.
(Registrant)

Date: February 10, 2020	By:	/s/ Paul Brannelly
	Name:	Paul Brannelly
	Title:	Executive Vice President and Chief Financial Officer